UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 29, 2012

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2012, eHealthInsurance Services, Inc. (the “Company”) entered into a Sixth Amendment to Lease and Acknowledgment to Standard Lease Agreement (Office) (the “Lease Amendment”) with Carlsen Investments, LLC, as successor in interest to Gold Pointe E, LLC (“Landlord”) to amend the Standard Lease Agreement (Office) dated as of June 10, 2004, as amended (the “Lease”), to extend the lease on approximately 38,897 square feet of existing office space (the “Premises”), located in the building where the Company currently has office space in Gold River, California.

Term. Pursuant to the Lease Amendment, the term of the lease for the Premises is extended for two years, to begin on January 1, 2013 and to expire on December 31, 2014 (the “Extended Term”).

Base Rent. Under the terms of the Lease Amendment, the monthly base rent per square foot during the Extended Term is the following:

Dates	Monthly Base Rent Per Square Foot	Monthly Base Rent
January 1, 2013 to December 31, 2013	$1.90	$73,904.00
January 1, 2014 to December 31, 2014	$1.95	$75,849.00

Renewal Option. The Company retains one, three (3) year option to renew the Lease at the end of the Extended Term under the terms and conditions as set forth in the Lease.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.15.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion of the creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of registrant is incorporated by reference from “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.15.2	Sixth Amendment to Lease and Acknowledgment to Standard Lease Agreement (Office), effective as of August 29, 2012, between eHealthInsurance Services, Inc. and Carlsen Investments, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

	By:	/s/ Stuart M. Huizinga
Stuart M. Huizinga
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 31, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.15.2	Sixth Amendment to Lease and Acknowledgment to Standard Lease Agreement (Office), effective as of August 29, 2012, between eHealthInsurance Services, Inc. and Carlsen Investments, LLC.